                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
[X]  Definitive Proxy Statement               Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 North Face, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

Notes:

                              THE NORTH FACE, INC.

                                                               November 23, 1999
To the valued Stockholders of The North Face, Inc.:

   We invite you to attend the Annual Meeting of Stockholders of The North Face, Inc. to be held on Wednesday, December 15, 1999, at 10:00 a.m. at our offices located at 2013 Farallon Drive, San Leandro, California 94577.

   The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the proposals to be voted upon by the stockholders at the meeting and information relevant thereto. Each of these items will be discussed at the Annual Meeting with adequate time allotted for stockholder questions.

   You must be listed as a stockholder of record with our transfer agent, American Stock Transfer & Trust Company, in order to attend the Annual Meeting, or you must bring with you to the Annual Meeting a copy of your brokerage or other account statement showing that you were a stockholder on November 12, 1999. Registration for those attending the Annual Meeting in person will begin at 9:30 a.m.

   We highly value your decision to be a stockholder of The North Face, Inc. Your presence at the meeting and vote are extremely important. Please complete, sign and return the enclosed proxy promptly to assure that you are represented at the meeting, whether or not you plan to attend in person.

                                          Sincerely,

                                          /s/ Robert P. Bunje
                                          Robert P. Bunje
                                          Chairman

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON DECEMBER 15, 1999

                             ---------------------

To the Stockholders of the North Face, Inc.:

   The Annual Meeting of Stockholders of The North Face, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, December 15, 1999, at 10:00 a.m. (local time) at the Company's principal executive offices located at 2013 Farallon Drive, San Leandro, California, 94577 for the following purposes:

  1. To elect two (2) Class III directors of the Company, each to hold office for a three year term.

  2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999.

  3. To transact such other business as may properly come before the meeting or any adjournment.

   Only stockholders of record at the close of business on November 12, 1999, are entitled to notice of and to vote at the Annual Meeting.

   Please complete, sign and return the enclosed proxy promptly in the envelope provided, even if you plan to attend the meeting, to assure that your shares are represented. If you were a record holder of stock on November 12, 1999, you may attend the meeting and vote in person whether or not you have previously returned your proxy.

                                          By Order of the Board of Directors

                                          /s/ Geoffrey D. Lurie
                                          Geoffrey D. Lurie
                                          Chief Executive Officer

San Leandro, California
November 23, 1999

                              THE NORTH FACE, INC.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The Board of Directors of The North Face, Inc. (the "Company") is soliciting the enclosed proxy for the Annual Meeting of Stockholders to be held on Wednesday, December 15, 1999, at 10:00 a.m. (local time) or at any postponement or continuation of the meeting (the "Annual Meeting"), for the purposes set forth in these proxy materials. The Annual Meeting will be held at the Company's offices located at 2013 Farallon Drive, San Leandro, California 94577. The Company is first mailing this Proxy Statement and Proxy to the stockholders on or about November 23, 1999.

   The Company will pay the expenses of soliciting the proxies for the Annual Meeting, including preparation and mailing of this Proxy Statement, the Proxy and any additional information furnished to stockholders (sometimes referred to herein as the "Proxy Materials"). The Company will furnish copies of these Proxy Materials to brokers and others known to the Company to hold stock of record for the beneficial owners, so that these brokers and other holders may forward the Proxy Materials to the beneficial owners. The Company may reimburse those record holders for their costs of forwarding the Proxy Materials. The Company's directors, officers or other regular employees may also solicit proxies by telephone, fax or in person. The Company will not pay any additional compensation to directors, officers or other regular employees for their assistance in soliciting proxies.

Record Date and Quorum

   Only stockholders of record at the close of business on November 12, 1999 (the "Record Date"), are entitled to notice of the Annual Meeting and to vote shares of the Company's Common Stock on said date at the Annual Meeting. Each share of Common Stock outstanding on said date entitles the requisite stockholder to one vote per proposal at the Annual Meeting. On the Record Date, there were approximately 171 stockholders of record and a total of 12,740,920 shares of the Company's Common Stock outstanding. The Company's Common Stock is the only class of voting stock currently outstanding.

   It is necessary to establish a quorum of the outstanding shares of the Company's Common Stock prior to the start of the Annual Meeting. According to the Company's Restated Certificate of Incorporation, a quorum is present if not less than one third of the shares of Common Stock outstanding on the Record Date are present at the Annual Meeting in person or by proxy. Affirmative and negative votes, abstentions and broker non-votes will be considered as present for purposes of determining a quorum and will be separately counted.

Voting of Shares

   Votes by proxy or in person at the Annual Meeting will be tabulated by the inspector of election who will be appointed to such position by the Board of Directors of the Company for purposes of the Annual Meeting. Each proxy card will be voted in accordance with the instructions of the stockholder indicated on the card, assuming the card is properly signed, returned to the Company and not revoked. Unless contrary instructions are stated on the proxy card itself, the number of votes represented by any given proxy card will be considered votes "FOR" each of the three proposals presented for stockholder vote by the Company's Board of Directors at the Annual Meeting. Similarly, the Company's Board of Directors may also consider an unmarked proxy card an endorsement of any other matter that may properly be voted on at the meeting, as recommended by the Company's Board of Directors or in their discretion if no Board recommendation is given.

   With specific regard to Proposal One--Election of Directors, the two director nominees receiving the greatest number of votes cast in the election of directors will be elected. A properly executed proxy card which is marked "withheld" as to one or more director nominees will not be voted for the nominees so marked. Each other proposal to be voted on at the meeting will be approved if holders of a majority of the shares represented in person or by proxy vote in favor of the matter. On matters for which abstentions may be marked, abstentions will have the same effect as negative votes.

   A broker non-vote occurs where a broker holding stock in "street name" for a beneficial owner returns a proxy and votes on one or more (usually routine) matters but refrains from voting on other matters. The Company does not intend to consider broker non-votes in determining the number of votes cast on any matter.

Revocation of Proxies

   Any person giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

   Six individuals currently serve on the Company's Board of Directors, which is divided into three classes, serving staggered terms of office. At the Annual Meeting, two Class III directors will be elected to serve three year terms. The terms of office of the current Class III director expires at the Annual Meeting.

   The Board of Directors has nominated Geoffrey D. Lurie and Michael Solomon to serve as Class III directors of the Company.

   Following the Annual Meeting, the Board of Directors will consist of two Class I directors whose terms expire at the annual meeting in 2000, two Class II directors whose terms expire at the annual meeting in 2001, and two Class III directors whose terms expires at the annual meeting in 1999. All directors hold office until their successors have been elected and qualified, or until their earlier death, resignation or removal from office. The Company's Amended and Restated Certificate of Incorporation provides that each class of directors elected at an annual stockholders meeting will be elected to serve a three year term.

   Each person named below as a nominee for election has consented to serve if elected. If any nominee unexpectedly becomes unavailable to serve, the proxy holders will vote their proxies for a substitute nominee designated by the Board of Directors.

  Nominees for Election as Class III Directors--Terms Will Expire at the 2002
                                 Annual Meeting

GEOFFREY D. LURIE

   Mr. Lurie, 53, has served as Chief Executive Officer of the Company since November 1999. From March 1996 to October 1999, Mr. Lurie was a principal partner at GDL Management Services, a division of Mahoney Cohen & Company, a turnaround and restructuring firm he founded in 1985. Prior to that, Mr. Lurie was a partner at Touche Ross & Co., the predecessor company to Deloitte & Touche LLP. Mr. Lurie received a CTA degree from the University of South Africa.

MICHAEL SOLOMON

   Mr. Solomon, 61, has served as a director of the Company since August 1998. Since April 1994, Mr. Solomon has been Chairman and President of Solomon Broadcasting International. Prior to that, he served as President of Warner Bros. International Television. Mr. Solomon received an honorary Doctor of Law degree from Emerson College and attended New York University's Stern School of Business.

Class I Directors Continuing in Office--Terms Expire at the 2000 Annual Meeting

ROBERT P. BUNJE                                          Director since May 1997

   Mr. Bunje, 55, has served as the Company's Chairman of the Board since September 1999. Mr. Bunje has been the President of Bunje Pacific Consulting Corporation since April 1994. From 1977 to March 1994, he was a partner at Deloitte & Touche LLP and its predecessor Touche Ross & Co., and served as Managing Director of International Merger and Acquisition Services from 1984 to 1994. In his capacity as partner at Deloitte & Touche, Mr. Bunje assisted clients in the evaluation, structuring and negotiation of international mergers, acquisitions and reorganizations. In addition, Mr. Bunje continues to assist a number of organizations in strategic and financial planning. Mr. Bunje's clients have included Nippon Electric Glass Co. Ltd., Sumitomo Bank Ltd., Techneglas, Inc., The Kimpton Hotel & Restaurant Group, Inc. and The Gap Stores, Inc. Mr. Bunje also serves as a director and chairman of the compensation committee of Techneglas and is a member and former chairman of the Board of Regents of Santa Clara University. Mr. Bunje received a B.S. in Commerce from Santa Clara University.

MICHAEL DOYLE                                      Director since September 1996

   Mr. Doyle, 56, is Chairman of the Board of The Soft Bicycle Company and has been the President of Michael Doyle and Associates since September 1987. He has been an advisor to boards of directors and senior management in the areas of strategic planning, visioning and organizational renewal and transformation. Mr. Doyle's clients have included Arthur Andersen, Builders Square, DuPont, General Electric, Hambrecht & Quist, Lucasfilm and Motorola. Mr. Doyle holds a B.A. from the University of Cincinnati.

    Class II Directors Continuing in Office--Terms Expire at the 2001 Annual
                                    Meeting

KARL HEINZ SALZBURGER                               Director since November 1999

   Mr. Salzburger, 42, was appointed President of the Company in November 1999. From April 1997 to October 1999, Mr. Salzburger served as Chief Executive Officer for the Company's European operations. From 1990 to 1997, Mr. Salzburger served in varying capacities with Benetton Sports System, where he supervised the European subsidiaries, which market and distribute Nordica, Prince, Rollerblade, Asolo and Killer Loop. He also served as the General Manager of Sales and Marketing for the Nordica Group with Benetton Sports System. Mr. Salzburger holds a Bachelor of Commerce and Economics from the University of Padua.

WILLIAM N. SIMON                                        Director since June 1995

   Mr. Simon, 52, has been Vice Chairman of the Company since May 1998. From September 1999 to October 1999, he served as acting Chief Executive Officer of the Company. From March 1997 to May 1998, he served as the Company's President, Chief Executive Officer and as a Director. From December 1995 to March 1997, Mr. Simon served as the Company's President and as a Director, and from January 1994 to December 1995, he served as the Company's Vice Chairman. Mr. Simon holds a B.A. from the University of California at Berkeley.

Board Committees and Meetings

   The Board of Directors held five meetings during its fiscal year ended December 31, 1998. The Board established an Audit Committee and a Compensation Committee in 1996. It has no nominating committee. The Audit Committee consists of two nonemployee directors, Messrs. Bunje (Chairman) and Doyle, and met four times during fiscal 1998. This committee approves the engagement of the independent auditors; meets with the Company's independent auditors and management to review and discuss the draft annual financial statements; reviews the auditors' comments to management on internal accounting controls and other matters which the auditors may include in their report to management; and undertakes related functions.

   The Compensation Committee consists of two nonemployee directors, Messrs. Doyle (Chairman) and Bunje. This committee met once during fiscal 1998. This committee makes recommendations to the Board of

Directors concerning executive cash and noncash compensation and compensation performance standards, makes awards under and otherwise administers the Company's stock incentive plans to the extent not undertaken by the full Board of Directors, and otherwise performs such other functions regarding compensation as may be delegated by the Board of Directors.

   No director attended, during the period he was a director, fewer than 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served.

Compensation of Directors

   Each member of the Company's Board of Directors is reimbursed by the Company for out-of-pocket expenses incurred in connection with attending Board meetings. Except for the Chairman of the Board, who receives $10,000 per month for his service, no member of the Company's Board of Directors currently receives any additional cash compensation for such service.

   The Company's 1996 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") was adopted by the Board of Directors and stockholders in May 1996 and June 1996, respectively. A total of 100,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. The Directors' Plan initially provided for the formula grant of nonqualified stock options to purchase 25,000 shares to each non-employee director of the Company initially elected to the Board after the effective date of the Directors' Plan. The Directors' Plan provides that, in lieu of the formula grants, awards may be made under the Directors' Plan on a discretionary basis to non-employee directors of the Company. During 1998, options to purchase 450,000, 300,000, 90,000, 35,000, and 25,000 shares were granted to under the Directors' Plan to Messrs. Fifield, Cason, Simon, Doyle and Solomon, respectively, at an exercise price of $9.625 per share. Mr. Cason voluntarily terminated his options in November 1999.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

        PROPOSAL TWO--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999 and has determined that it is desirable to submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Stockholder ratification of the selection of independent auditors is not required by the Company's By-laws or otherwise. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider the selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time.

   Deloitte & Touche LLP has served as independent auditors to the Company and its predecessor since 1993. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 1999.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each director and nominee for director who owned shares as of that date,
(ii) each of the executive officers named in the Summary Compensation Table set forth in this Proxy Statement, (iii) all executive officers and directors of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:

    Name and Address of Beneficial     Shares Beneficially
             Owner(1)(2)                      Owned        Percent of Total(3)
    ------------------------------     ------------------- ------------------
Lone Pine Capital LLC (4)(9)..........      1,552,261             12.2%
  2 Greenwich Plaza, 2nd Floor
  Greenwich, CT 06830
Cardinal Investment Company, Inc.
 (7)..................................      1,195,600              9.4%
  500 Crescent Court, Suite 250
  Dallas, TX 75201
Lord Abbett & Co. (5).................      1,442,737             11.3%
  767 5th Ave
  New York, NY 10153
TCW Group, Inc. (6)...................        763,200              6.0%
  865 South Figueroa St.
  Los Angeles, CA 90017
James Fifield (8)(10).................      1,120,060              8.8%
William N. Simon (8)..................        232,706              1.8%
Michael F. Doyle (8)..................         49,667                *
Karl Heinz Salzburger (8)(11).........        222,500              1.7%
Christopher F. Crawford (8)(13).......         32,500                *
Robert P. Bunje (8)...................         52,667                *
Michael Solomon (8)...................         33,334                *
Geoff Lurie(8)(12)....................        150,000              1.1%
Todd Katz(8)..........................         35,637                *
Tucker Hacking(8).....................         28,275                *
All directors and executive officers
 as a group (10 persons)..............      1,957,346             15.4%

--------
  * Less than 1%.
 (1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from that date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
 (2) Unless otherwise indicated in these notes, the address of each of the persons named above is in care of the Company at 2013 Farallon Drive, San Leandro, California 94577.
 (3) Applicable percentage ownership for each shareholder is based on 12,740,920 shares of Common Stock outstanding as of November 12, 1999, together with applicable options for such shareholder that are exercisable within 60 days of November 12, 1999.
 (4) Based solely on information contained in a Schedule 13G filed February 12, 1999.
 (5) Based solely on information contained in a Schedule 13G filed February 16, 1999.
 (6) Based solely on information contained in a Schedule 13G filed February 12, 1999.
 (7) Based solely on information contained in a Schedule 13D filed July 14, 1999.

 (8) Includes shares issuable upon exercise of options exercisable within 60 days of November 12, 1999. Beneficially owned shares by Messrs. Fifield, Simon, Doyle, Salzburger, Crawford, Bunje, Solomon, Lurie, Katz and Hacking include options of 400,000; 232,706; 11,667; 222,500; 32,500;
     51,667; 8,334; 150,000; 35,637; and 28,075, respectively.
 (9) The shares owned by Lone Pine Capital are derived from Form 13G as follows:

        Lone Spruce, LP...................................     22,806
        Lone Balsam, LP...................................     55,591
        Lone Sequoia, LP..................................     48,464
        Lone Pine Associates LLC..........................    126,861
        Lone Pine Capital LLC.............................    585,839
        Stephen F. Mandel, Jr.............................    712,700
                                                            ---------
        Total.............................................  1,552,261
                                                            =========

     Lone Pine, the General Partner of Lone Spruce, Lone Sequoia and Lone Balsam, has the power to direct the affairs of Lone Spruce, Lone Sequoia and Lone Balsam, including decisions respecting the disposition of the proceeds from the sale of shares. The 13G makes no mention as to the relation of Lone Pine Associates, LLC.
(10) Based solely on a Schedule 13D/A filed November 5, 1999. Mr. Fifield resigned as the Company's Chief Executive Officer and President effective as of September 1, 1999. Mr. Fifield's shares include 10,000 shares purchased under his spouse's name.
(11) Mr. Salzburger was appointed President of the Company in November 1999.
(12) Mr. Lurie was appointed Chief Executive Officer of the Company in November 1999.
(13) Mr. Crawford is no longer employed by the Company.

                         EXECUTIVE OFFICER COMPENSATION

   The following table sets forth information regarding the annual compensation of the Company's Chief Executive Officer and the additional four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for fiscal 1998:

                           Summary Compensation Table

                                                          Long Term
                                                         Compensation
                                                            Awards
                                                         ------------
                                                          Number of
                                                          Securities
   Name and Principal                                     Underlying   All Other
        Position           Year  Salary       Bonus        Options    Compensation
   ------------------      ---- --------     --------    ------------ ------------
James G. Fifield.........  1998 $305,769(5)  $255,769(2)   400,000      $    415(1)
  President & CEO          1997      --           --           --            --
                           1996      --           --           --            --
William N. Simon.........  1998  190,385(6)   147,949(3)    40,000           864(1)
  President & CEO          1997  370,800       95,760(3)    50,000         1,200(1)
                           1996  360,000          --           --          1,200(1)
Karl Heinz Salzburger....  1998  391,678      240,000(2)    30,000         2,206(10)
  CEO of The North Face
   (Europe) Ltd.           1997  138,716       43,312(7)       --        121,054(7)
                           1996      --           --        80,000           --
Christopher F. Crawford..  1998  205,153(13)  164,123(2)    70,000        15,639(9)
  General Manager          1997   61,192       24,605(3)    30,000           222(1)
  California Operations    1996      --           --           --            --
Todd Katz................  1998  360,000      163,803(2)    57,450        88,706(11)
  Vice President of Sales  1997  158,769          --        37,000       253,833(1)(8)
Tucker Hacking...........  1998  195,878       62,960(2)    70,000        18,974(12)
  Vice President Product
   Acquisition             1997  150,000       45,000(3)    12,000           756(1)
                           1996  125,000       27,000(4)     5,500           700(1)

--------
 (1) Represents life insurance premiums paid by the Company.
 (2) Paid in 1999 for service in 1998.
 (3) Paid in 1998 for service in 1997.
 (4) Paid in 1997 for service in 1996.
 (5) Mr. Fifield became an employee of the Company on May 18, 1998. Mr. Fifield's salary was paid in 1998 for service from his date of hire to December 31, 1998. Mr. Fifield has received $428,846 in salary and $255,769 in bonus to date in 1999. Mr. Fifield resigned as the Company's Chief Executive Officer and President effective as of September 1, 1999.
 (6) Mr. Simon served as President and Chief Executive Officer until May 1998, at which point Mr. Fifield became President and Chief Executive Officer. Mr. Simon's salary was paid in 1998 for service from January 1998 through May 1998. Mr. Simon has received $238,545 in salary in 1999.
 (7) Mr. Salzburger's compensation includes director fees of $12,500 per month (for a total of 9 months) for services rendered as a director of The North Face (Europe) Ltd., usage of an automobile having an annual value of approximately $8,710 and a hiring bonus of $43,312. Certain portions of Mr. Salzburger's compensation are denominated in Italian Lira and are set forth above in U.S. Dollars based upon year and exchange rates. Mr. Salzburger was appointed President of the Company in November 1999.
     Mr. Salzburger has received $358,333 in salary and $240,000 in bonus to date in 1999.

 (8) Mr. Katz has received $141,539 in salary, $207,103 in bonus and $6,400 in other compensation representing reimbursement for miscellaneous expenses to date in 1999.
 (9) Represents amounts paid for an auto allowance in 1998.
(10) In 1998, Mr. Crawford received $15,333 for relocation reimbursement and $306 for life insurance premiums. Mr. Crawford received $199,039 in salary and $164,123 in bonus in 1999.
(11) In 1998, Mr. Katz received $75,842 in relocation reimbursement, $12,000 in auto allowance and $864 in life insurance premiums.
(12) Mr. Hacking received $18,656 in relocation reimbursement and $318 in life insurance premiums. Mr. Hacking has received $246,860 in salary, $62,960 in bonus and $46,744 in other compensation representing reimbursement for his children's educational expenses to date for fiscal 1999.
(13) Mr. Crawford is no longer employed by the Company.

Option Grants

   The following table provides information with respect to the stock option grants made to each Named Executive Officer during fiscal 1998:

                       Option Grants in Last Fiscal Year

                                      Individual Grants
                         --------------------------------------------  Potential Realizable Value
                         Number of   % of Total                         of Assumed Annual Rates
                         Securities   Options                         of Stock Price Appreciation
                         Underlying  Granted to  Exercise                 for Option Term (2)
                          Options   Employees in Price Per Expiration ----------------------------
          Name            Granted   Fiscal Year  Share (1)    Date         5%            10%
          ----           ---------- ------------ --------- ---------- ------------- --------------
William N. Simon (3)....   40,000       1.6%      $ 9.625   09/04/08  $     212,261 $      522,810
James G. Fifield (3)....  500,000      19.5%       21.313   05/18/08      5,875,229     14,470,970
                          400,000      15.6%        9.625   05/18/08      2,122,614      5,228,099
Karl Heinz Salzburger
 (4)....................   30,000       1.2%        9.625   09/04/08        159,196        326,756
Todd Katz (4)...........   25,000       1.0%        9.625   09/04/08        132,663        392,107
                           32,450       1.3%        9.625   09/04/08        172,197        424,129
Christopher F. Crawford
 (4)....................   45,000       1.8%        9.625   09/04/08        238,794        588,161
                           25,000       1.0%        9.625   09/04/08        132,663        326,756
Tucker Hacking (4)......   25,000       1.0%        9.625   09/04/08        132,663        326,756
                           45,000       1.8%        9.625   09/04/08        238,794        588,161

--------
(1) All options that were granted will exercise prices equal to the fair market value of the Common Stock on the date of the grant.
(2) The potential realizable value through the expiration date of the options has been determined on the basis of the fair market value of the shares at the time the options were granted, compounded annually over the term of the option, net of the price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Stock.
(3) The options become exercisable on 5/19/08 unless certain targets are met as determined by the Company's Board of Directors, in which case the options vest as specified in the employment agreement dated as of 5/13/98. Options for 500,000 shares of Common Stock were cancelled in September 1999.
(4) The options become exercisable on 9/04/08 unless certain financial targets are met as determined by the Company's Board of Directors, in which case the options vest one quarter each year, over four years beginning 1999. Such targets were met with respect to 1998, and one quarter of such options shall vest in September 1999 according to the terms of the option vesting schedule.

Option Exercises and Value

   The following table summarizes the number of options exercised in 1998, the number of securities underlying unexercised options and the value of such options on an aggregated basis held by each Named Executive Officer at December 31, 1998:

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
                                     Values

                                                   Number of Unexercised   Value of Unexercised In-
                                                  Options at Fiscal Year-    the-Money Options at
                           Shares                           End               Fiscal Year-End(1)
                          Acquired      Value    ------------------------- -------------------------
          Name           on Exercise Realized(2) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------  ----------- ------------- ----------- -------------
James G. Fifield........       --           --         --       900,000           --    $1,350,000
William N. Simon........   100,000   $2,440,247    222,706       40,000    $2,219,444   $  135,000
Karl Heinz Salzburger...       --           --      40,000       70,000    $  135,000   $  236,250
Christopher F.
 Crawford...............       --           --       7,500       92,500    $   25,313   $  312,188
Todd Katz...............     2,776   $   77,034     10,637       86,587    $   47,688   $  304,019
Tucker Hacking..........    21,038   $  554,818      6,938       81,774    $   75,619   $  276,057

--------
(1) Based on the difference between the closing market price of the Common Stock at December 31, 1998, which was $13.00, and the option exercise price. The actual value of unexercised options fluctuates with the market price of the Common Stock.
(2) Based on the difference between the fair market value of the Common Stock at the date of exercise and the exercise price.

Employment and Other Agreements

   Geoff Lurie, the Company's Chief Executive Officer, is a party to an employment agreement with the Company which sets forth Mr. Lurie's compensation arrangements, including salary, bonus, stock options and benefits. The agreement provides that, in the event of Mr. Lurie's termination by the Company without cause, Mr. Lurie shall generally be entitled to continued salary, bonus, benefits and vesting on his stock options during the period of time from the date of termination to (i) December 31, 2002 or (ii) the date eighteen
(18) months from termination, whichever is shorter.

   Karl Heinz Salzburger, the Company's President, is a party to an employment agreement, a director's agreement and an umbrella agreement with the Company and certain of its subsidiaries. Such agreements set forth various operating arrangements between the Company, its subsidiaries and Mr. Salzburger and set forth Mr. Salzburger's compensation arrangements, including salary, bonus, stock options and benefits. In addition, such agreements provide that in the event of Mr. Salzburger's termination by the Company or its subsidiaries without cause, Mr. Salzburger shall generally be entitled to continued salary, bonus, benefits and vesting on his stock options during the period of time from the date of termination to (i) December 31, 2002 or (ii) the date eighteen (18) months from termination, whichever is shorter.

   Pursuant to a separation agreement with the Company, Mr. Fifield resigned as the Company's Chief Executive Officer and President, effective on September 1, 1999. Pursuant to his separation agreement, Mr. Fifield will receive a monthly severance payment of $83,333, less applicable withholding, during the twelve
(12) month period following his termination. In addition, the Company accelerated the vesting and exercisability of 400,000 shares subject to Mr. Fifield's stock option with the Company upon his termination and such shares remain exercisable until May 18, 2008. Mr. Fifield forfeited 500,000 unvested shares subject to his stock option upon his termination of employment. Mr. Fifield is also entitled to continued health benefits for himself and his family through the date one (1) year from termination or the date upon which Mr. Fifield and his family become covered under another employer's health plans, whichever occurs first.

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the Board of Directors currently consists of Messrs. Doyle (Chairman), and Bunje. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

   The following report of the Compensation Committee and Performance Graph are not considered filed with the Securities and Exchange Commission and are not considered to be incorporated by reference into any filings with the Securities and Exchange Commission, whether the filing is made before or after the date of this Proxy Statement, and irrespective of any general language otherwise incorporating filings by the Company.

Compensation Committee Report on Executive Compensation

   The Compensation Committee (the "Committee") of the Company's Board of Directors currently consists of Messrs. Doyle (Chairman), and Bunje, each of whom is a non-employee director of the Company. The Committee was established in early 1996, and its members made recommendations concerning executive compensation matters to the Board of Directors during 1998.

 General Policies

   Executive compensation policies and decisions were conceived by the Board of Directors prior to the Company's initial public offering in 1996. The policies and decisions for 1998 were based primarily upon goals of attracting and retaining executive officers who are motivated to contribute to the Company's growth and business objectives, and offering competitive compensation to these officers based upon their individual contributions and the overall performance of the Company. Compensation is offered in the form of base salaries intended to reflect competitive salaries at comparable companies, cash bonuses based primarily on corporate performance, and stock options intended to align the interests of executive officers and stockholders.

   Base salaries for the executive officers reflect the historic salary structure for the levels of executive responsibility at the Company and the recommendations of the Committee members as to appropriate salary levels and competitive factors, including salaries believed necessary to employ certain executive officers who joined the Company during 1998.

   Upon the recommendations of the Committee members, the Board of Directors approved cash bonuses to all of the Company's officers for 1998 based primarily upon the fact that the Company's 1998 earnings per share exceeded a target recommended by the Committee members and adopted by the Board of Directors. The Board of Directors also considered relative base salaries and each officer's individual performance in determining specific cash bonuses for 1998.

   All executive officers received grants of stock options in 1998. Individual grants in 1998 were allocated by the Board of Directors under the Company's 1996 Stock Incentive Plan as recommended by the Committee members, based on (i) goals of providing potential stock ownership in order to align the interests of management and stockholders and to motivate officers to achieve earnings per share and other goals set by the Company, (ii) individual and Company performance prior to the dates of grant in the case of officers employed prior to 1998, and (iii) overall cash compensation and potential stock ownership believed to be needed in the case of officers first employed by the Company in 1998. The Company's 1998 Nonstatutory Stock Option Plan was adopted in May 1995 and amended in September 1998. A maximum of 1,700,000 shares have been reserved for issuance pursuant to options granted under the Plan. Non Qualified Stock Options granted under the 1998 Plan vest as determined by the Plan Administrator. The term of the Plan is ten years and will expire in March 2008. The exercise price of options granted under this plan was the fair market value of the underlying stock on the date of grant. The option agreements provide that options vest in 2004 if the individual is then employed, with earlier accelerated vesting on an annual basis based on certain criteria established by the Board of Directors.

   In September 1998, the Company's Board of Directors approved an option exchange program whereby all employees that held options with exercise prices in excess of $9.625 per share were offered the opportunity to exchange such options for new options at $9.625 per share, which was the fair market value of the Common Stock on the date of the exchange program. Employees were allowed to restart the vesting period for their options such that the vesting commencement date would remain unchanged from original option grant date. The Board undertook this action in light of the then recent reduction in the trading price of the Company's Common Stock and in consideration of the importance to the Company of retaining its employees by offering them appropriate equity incentives. The Board also considered the highly competitive environment for obtaining and retaining qualified employees and the overall benefit to the Company's stockholders from a highly motivated group of employees.

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly held corporation to the extent that more than $1 million is paid to any of its chief executive officer and four other most highly compensated executive officers employed at the end of any fiscal year. The Committee believes it unlikely that cash compensation paid for 1998 to any of these officers would exceed $1 million. The Committee does not expect that the limitation of Section 162(m) as now in effect will apply to awards of stock or stock options previously made to these individuals. The Committee may adopt a policy concerning this limitation when the Committee considers a policy to be necessary or appropriate.

 Compensation of CEO and President

   William N. Simon (who served as Chief Executive Officer until May 1998, and acting Chief Executive Officer from September 1999 to November 1999 (without pay) and is now Vice Chairman and a director) and James G. Fifield (who was appointed Chief Executive Officer in May 1998 in addition to his positions as President and a director) each received an annual base cash salary of $450,000 and $500,000 in 1998, respectively. The base salaries for these two officers were established by the Board of Directors under the policies described above. Mr. Fifield also earned a cash bonus for 1998 based on the cash bonus policies described above. The Board approved this bonus on January 29, 1999 and such bonus was paid on February 11, 1999. In May 1998, Messrs. Simon and Fifield were granted options to purchase 40,000 and 900,000 shares of Common Stock, respectively. The Board of Directors exercised its judgment to determine the compensation for these officers based on the factors and the policies described above.

                                          COMPENSATION COMMITTEE

                                          Michael Doyle
                                          Robert P. Bunje

Performance Graph

   The following graph shows a comparison of cumulative returns for the Company's Common Stock, the Nasdaq National Market Composite Index, and the S&P Textile (Apparel Manufacturers) Index beginning July 2, 1996, when the Company's Common Stock commenced public trading, and ending November 12, 1999. This information assumes investments of $100 at the beginning of that period in the Company's Common Stock at the initial public offering price of $14.00 and in these indexes, and assumes reinvestment of dividends where applicable. This information is not necessarily indicative of future price performance.


                        [PERFORMANCE CHART APPEARS HERE]

 Measurement Period
    (Fiscal Year                           Nasdaq National Market S&P Textile (Apparel
      Covered)        The North Face, Inc.    Composite Index     Manufacturers) Index
 ------------------   -------------------- ---------------------- --------------------
 Measurement Date
  July 2, 1996              $100.00               $100.00               $100.00
 Fiscal Year Ended
  December 31, 1996         $137.50               $108.80               $120.25
 Fiscal Year Ended
  December 31, 1997         $157.14               $133.16               $128.09
 Fiscal Year Ended
  December 31, 1998         $ 92.86               $186.75               $109.32
  November 12, 1999         $ 39.29               $274.73               $ 79.37

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. SEC regulations require these persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that, one required report on Form 4 or Form 5 was not filed on a timely basis by Mr. Simon in 1998 or 1999, respectively, and one required report on Form 4 or Form 5 was not filed on a timely basis by Mr. Fifield in 1998 or 1999, respectively. To the Company's knowledge, based solely on a review of the Forms submitted to the Company by Mr. Simon and Mr. Fifield, neither Mr. Simon nor Mr. Fifield have failed to file a Form required by Section 16(a) of the Exchange Act.

           DEADLINE FOR 2000 ANNUAL MEETING OF STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company not later than January 15, 2000 in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting. Proposals should be addressed to the Company's Secretary at its principal executive offices. The Company's By-laws provide additional advance notice and other requirements for stockholder proposals and for director candidates nominated by stockholders at an annual or special meeting of stockholders. A stockholder may obtain a copy of the Company's By-laws without charge upon written request to the Company's Secretary.

                                 OTHER MATTERS

   The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

                                          By Order of the Board of Directors

                                          /s/ Geoffrey D. Lurie
                                          Geoffrey D. Lurie
                                          Chief Executive Officer
   November 23, 1999

                                  DETACH HERE

                                     PROXY
                             THE NORTH FACE, INC.

               ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 15, 1999
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             THE NORTH FACE, INC.

  The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held December 15, 1999 and the proxy statement related thereto and appoints Geoffrey D. Lurie and Robert
P. Bunje, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The North Face, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the 2013 Farallon Drive, San Leandro, California 94577 on Wednesday, December 15, 1999 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.



              (Continued and to be signed on reverse side)           SEE REVERSE
                                                                         SIDE

[X]  Please mark votes
     as in this example.


The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals No. 1, 2 and 3 if no specification is made.


1. Election of            FOR     WITHHELD     NOMINEES: Geoffrey D. Lurie,
   two Class III                                         Michael Solomon
   Directors              [_]       [_]


FOR, except vote withheld from the following nominees:

______________________________________________________


2. To ratify the appointment of Deloitte &      FOR      AGAINST     ABSTAIN
   Touche LLP as independent auditors of
   the Company for the Fiscal year ending
   December 31, 1999.                           [_]        [_]         [_]

3. In their discretion with respect to such other business as may properly come before the meeting of any adjournment or postponement thereof.

                      MARK HERE FOR
                     ADDRESS CHANGE
                     AND NOTE AT LEFT           [_]


Signature: ________________Date: _________Signature: ___________Date: __________
Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.